Exhibit 4.14

EXECUTION COPY

4,000,000 Shares

CHESAPEAKE ENERGY CORPORATION

5% Cumulative Convertible Preferred Stock

REGISTRATION RIGHTS AGREEMENT

April 19, 2005

CREDIT SUISSE FIRST BOSTON LLC

BANC OF AMERICA SECURITIES LLC

BEAR, STEARNS & CO. INC.

LEHMAN BROTHERS INC.

MORGAN STANLEY & CO. INCORPORATED

c/o	Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation, UBS Securities LLC, Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners LLC, Simmons & Company International and Sterne Agee & Leach, Inc. (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated April 13, 2005 (the “Purchase Agreement”), 4,000,000 shares of its 5% Cumulative Convertible Preferred Stock, par value $0.01 per share (liquidation preference $100 per share) (the “Convertible Preferred Stock”). The Convertible Preferred Stock will be convertible into shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) at the conversion price set forth in the Offering Memorandum dated April 13, 2005 (the “Offering Memorandum”), subject to adjustment in accordance with the Certificate of Designation of the Convertible Preferred Stock (the “Certificate of Designation”). The Convertible Preferred Stock, the Common Stock issuable upon conversion of the Convertible Preferred Stock and any Common Stock issued as payment or part payment of dividends on the Convertible Preferred Stock are collectively referred to as “Securities” and each referred to singularly as a “Security.” As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (collectively the “Holders”), as follows:

1. Shelf Registration. So long as any Transfer Restricted Security (as defined in Section 5 hereof) exists, the Company shall take the following actions:

(a) The Company shall, within 120 days after the date on which the Initial Purchasers purchase the Convertible Preferred Stock pursuant to the Purchase Agreement (the “Closing Date”), file with the Securities and Exchange Commission (the “Commission”) and thereafter use its reasonable best efforts to cause to be declared effective no later than 240 days after the Closing Date a registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until such time as all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are eligible to be sold under Rule 144(k) under the Securities Act (or any successor rule thereof), assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the “Shelf Registration Period.” The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply so long as any Transfer Restricted Security exists:

(a) The Company shall (i), if requested by an Initial Purchaser, furnish, without charge, to such Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose, (ii) include in each such document the names of the Holders who have delivered written notice to the Company at least three business days prior to the filing thereof that they propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement as selling securityholders and (iii) file pursuant to Rule 424(b) under the Securities Act a supplement to the prospectus contained in the Shelf Registration Statement or, if required, file a post-effective amendment to the Shelf Registration Statement, in each case, to cover new Holders of Securities upon at least seven business days prior written notice by such new Holders to such effect; provided, however, that (A) in no event shall the Company be required to file pursuant to Rule 424(b) under the Securities Act a supplement to the prospectus contained in the Shelf Registration Statement to cover new Holders of Securities on any day other than the last business day of the first full calendar month following the calendar month in which the Shelf Registration is declared effective and the last business day of each subsequent calendar month thereafter and (B), in the case where a post-effective amendment is required, in no event shall the Company be required to file a post-effective amendment to the Shelf Registration Statement to cover new Holders of Securities on any day other than the last business day of the third full calendar month following the calendar month in which the Shelf Registration is declared effective and the last business day of each subsequent third calendar month thereafter.

(b) The Company shall give written notice to the Initial Purchasers, the Holders of the Securities and the Holders of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration, without charge, if the Holder so requests in writing, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Transfer Restricted Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) The Company shall cooperate with the Holders of the Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement, except in such cases where such Transfer Restricted Securities are required to be issued only in book-entry form pursuant to the terms of the Certificate of Designation.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the Shelf Registration Period, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers or the Holders of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement, in accordance with paragraphs (ii) through (v) of Section 2(b) above, to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders shall suspend use of such prospectus.

(i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Convertible Preferred Stock registered for resale under the Shelf Registration Statement, and provide one or more certificates for such Convertible Preferred Stock, in a form eligible for deposit with The Depository Trust Company.

(j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within the applicable time period specified in Section 2(a) above.

(l) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(m) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by Credit Suisse First Boston LLC and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

(n) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(l) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 2(l) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by the American Institute of Certified Public Accountants’ Professional Standard AU Section 634 “Letters for Underwriters and Certain Other Requesting Parties.”

(o) The Company shall use its best efforts to cause the Common Stock included in such Shelf Registration Statement to be, upon resale thereunder, listed on each securities exchange, if any, on which any shares of Common Stock are then listed.

(p) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement contemplated hereby.

3. Registration Expenses.

(a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement is ever filed or becomes effective, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates and printing of prospectuses), messenger and delivery services and telephone;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b) In connection with the Shelf Registration Statement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are selling or reselling Securities pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in number of shares of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

4. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder of the Transfer Restricted Securities included within the coverage of the Shelf Registration Statement and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an Indemnified Party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

5. Additional Dividends Under Certain Circumstances.

(a) Additional dividends (“Additional Dividends”) with respect to the Convertible Preferred Stock shall accrue as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

(i) the Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to 120 days after the Closing Date;

(ii) the Shelf Registration Statement required by this Agreement is not declared effective by the Commission on or prior to 240 days after the Closing Date;

(iii) if after the Shelf Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Dividends shall accrue on the shares of Convertible Preferred Stock from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 5.50% per annum (50 basis points above the rate shown on the cover page of the Offering Memorandum) in addition to the dividends otherwise accruing on the Convertible Preferred Stock.

(b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Dividends shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Dividends due pursuant to Section 5(a) will be payable in cash on the regular dividend payment dates with respect to the Convertible Preferred Stock on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock and further multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time during the Shelf Registration Period the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in number of shares of such Transfer Restricted Securities to be included in such offering.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Miscellaneous.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the

Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in number of shares of Transfer Restricted Securities (provided that Holders of Common stock issued upon conversion of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of shares of Convertible Preferred stock from which such Common Stock was converted) affected by such amendment, modification, supplement, waiver or consents. Without the consent of the Holder of each share of Convertible Preferred Stock then outstanding, however, no modification may change the provisions relating to the payment of Additional Dividends.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to the Holders, at the most current address shown for the Holders in the records of the Transfer Agent, with a copy in like manner as follows:

(2) if to the Initial Purchasers:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Fax No.: (212) 325-8029

Attention: IBD Legal

      with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Fax No.: (212) 474-3700

Attention: Stephen L. Burns, Esq.

(3) if to the Company, at its address as follows:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Fax No.: (405) 848-8588

Attention: Marcus C. Rowland

      with a copy to:

Vinson & Elkins L.L.P.

2300 First City Tower

1001 Fannin Street

Houston, TX 77002-6760

Fax No.: (713) 758-2346

Attention: James A. Prince, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified number of Transfer Restricted Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

Chesapeake Energy Corporation

by	/s/ MARTHA A. BURGER
Name:	Martha A. Burger
Title:	Treasurer and Sr. Vice President – Human Resources

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
RAYMOND JAMES & ASSOCIATES, INC.
RBC CAPITAL MARKETS CORPORATION
UBS SECURITIES LLC,
HOWARD WEIL INCORPORATED
JOHNSON RICE & COMPANY L.L.C.
PRITCHARD CAPITAL PARTNERS, LLC
SIMMONS & COMPANY INTERNATIONAL
STERNE, AGEE & LEACH, INC.

By: CREDIT SUISSE FIRST BOSTON LLC

by	/s/ TIM PERRY
Name:	Tim Perry
Title:	Managing Director